Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES FOURTH QUARTER 2008 RESULTS:
NET OPERATING LOSS OF $21 MILLION, NET LOSS OF $336 MILLION,
P&C OPERATIONS COMBINED RATIO OF 89.1%;
FULL YEAR NET OPERATING INCOME OF $533 MILLION,
NET LOSS OF $299 MILLION,
P&C OPERATIONS COMBINED RATIO OF 98.0%
CHICAGO, February 9, 2009 — CNA Financial Corporation (NYSE: CNA) today announced fourth quarter 2008 results, which included a net operating loss for the fourth quarter of 2008 of $21 million, or ($0.15) per share and net loss for the fourth quarter of 2008 of $336 million, or ($1.31) per share. Net operating income for the full-year 2008 was $533 million, or $1.91 per share. Net loss for the full-year 2008 was $299 million, or ($1.18) per share. The continued disruption and turmoil in the capital markets resulted in significant realized and unrealized investment losses and declines in net investment income. Property & Casualty Operations combined ratios for the fourth quarter and full-year 2008 were 89.1% and 98.0%. Book value per common share was $20.92 at December 31, 2008, as compared to $37.36 at December 31, 2007.

	Results for the Three Months		Results for the Year Ended
	Ended December 31		December 31
($ millions)	2008	2007	2008	2007
Net operating (loss) income (a)	$(21)	$223	$533	$1,060
Net realized investment losses	(314)	(61)	(841)	(203)

Net (loss) income from continuing operations	(335)	162	(308)	857
Net (loss) income from discontinued operations	(1)	2	9	(6)

Net (loss) income	$(336)	$164	$(299)	$851

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note M of the Condensed Consolidated Financial Statements within the September 30, 2008 Form 10-Q for further discussion of this measure.

(Loss) Earnings Per Share Available to Common Stockholders

	Results for the Three Months		Results for the Year Ended
	Ended December 31		December 31
	2008	2007	2008	2007
Net operating (loss) income	$(0.15)	$0.82	$1.91	$3.90
Net realized investment losses	(1.16)	(0.23)	(3.12)	(0.75)
Net (loss) income from continuing operations	(1.31)	0.59	(1.21)	3.15
Net (loss) income from discontinued operations	—	0.01	0.03	(0.02)
Net (loss) income (a)	$(1.31)	$0.60	$(1.18)	$3.13

(a)	The three and twelve months ended December 31, 2008 per share results available to common stockholders are reduced by approximately $19 million, or $0.07 per share, of preferred stock dividends.
Net operating results from continuing operations for the three months ended December 31, 2008 decreased $244 million as compared with the same period in 2007. Net operating results for our core Property & Casualty Operations decreased $146 million, while our Non-Core operations decreased $98 million. The overall decrease was primarily driven by significantly lower net investment income. This decrease was partially offset by increased favorable net prior year development. Property & Casualty Operations produced combined ratios of 89.1% and 98.0% in the fourth quarters of 2008 and 2007.
“CNA’s core Property & Casualty Operations performed well, with a fourth quarter combined ratio of 89.1% and a 98.0% combined ratio for 2008, our third consecutive year with a sub- 100% combined ratio,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “While our core business is strong, our fourth quarter and full-year results reflect the impact of the severe and prolonged turmoil in the financial markets on our investment income and realized investment results.”
Pretax net investment income for the three months ended December 31, 2008 decreased $404 million, or 70%, as compared with the same period in 2007. This decline was primarily driven by significant losses from limited partnership investments.
Net realized investment losses increased $253 million after-tax for the three months ended December 31, 2008 as compared with the same period in 2007. For the three months ended December 31, 2008, other-than-temporary impairment (OTTI) losses of $419 million after-tax were recorded primarily in the corporate and other taxable bonds and asset-backed bond sectors. For the three months ended December 31, 2007, OTTI losses of $188 million after-tax were recorded.
Net results for the three months ended December 31, 2008 decreased $500 million as compared with the same period in 2007. This decrease was due to higher net realized investment losses and lower net operating results.
Net operating income from continuing operations for the year ended December 31, 2008 decreased $527 million as compared with the same period in 2007. Net operating income for our core Property & Casualty Operations decreased $518 million, while our Non-Core operations decreased $9 million. The decrease was primarily due to lower net investment income and higher catastrophe impacts. The catastrophe impacts were $239 million after-tax for the year ended December 31, 2008, as compared to $51 million after-tax for the same period in 2007. Net operating income in 2007 included an after-tax loss of $108 million in connection with the settlement of an arbitration proceeding related to a run off book of business in the Life &

Group Non-Core segment. Property & Casualty Operations produced combined ratios of 98.0% and 94.8% for the years ended December 31, 2008 and 2007.
Pretax net investment income for the year ended December 31, 2008 decreased $814 million, or 33%, as compared with the same period in 2007, primarily due to the same factors discussed above for the three month period. Net investment income included a decline in trading portfolio results of $159 million, which was substantially offset by a corresponding decrease in the policyholders’ funds reserves supported by the trading portfolio.
Net realized investment losses for the year ended December 31, 2008 increased $638 million after-tax as compared with the same period in 2007. For the year ended December 31, 2008, OTTI losses of $965 million after-tax were recorded primarily in the corporate and other taxable bonds, asset-backed bonds and non-redeemable preferred equity securities sectors. For the year ended December 31, 2007, OTTI losses of $481 million after-tax were recorded.
Net results for the year ended December 31, 2008 decreased $1,150 million as compared with the same period in 2007. This decrease was due to higher net realized investment losses and lower net operating results.

Segment Results for the Three Months Ended December 31, 2008

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$55	$68	$123	$(39)	$(105)	$(21)
Net realized investment losses	(152)	(86)	(238)	(27)	(49)	(314)
Net loss from continuing operations	$(97)	$(18)	$(115)	$(66)	$(154)	$(335)
Segment Results for the Three Months Ended December 31, 2007

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$124	$145	$269	$(17)	$(29)	$223
Net realized investment losses	(21)	(12)	(33)	(19)	(9)	(61)
Net income (loss) from continuing operations	$103	$133	$236	$(36)	$(38)	$162
Segment Results for the Year Ended December 31, 2008

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$221	$482	$703	$(108)	$(62)	$533
Net realized investment losses	(317)	(185)	(502)	(236)	(103)	(841)
Net (loss) income from continuing operations	$(96)	$297	$201	$(344)	$(165)	$(308)
Segment Results for the Year Ended December 31, 2007

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$602	$619	$1,221	$(159)	$(2)	$1,060
Net realized investment losses	(97)	(53)	(150)	(36)	(17)	(203)
Net income (loss) from continuing operations	$505	$566	$1,071	$(195)	$(19)	$857
Property & Casualty Operations Gross Written Premiums

	Three Months Ended December 31		Year Ended December 31
($ millions)	2008	2007	2008	2007
Standard Lines	$764	$824	$3,344	$3,620
Specialty Lines	1,259	1,292	5,123	5,420
Total P&C Operations	$2,023	$2,116	$8,467	$9,040
Property & Casualty Operations Net Written Premiums

	Three Months Ended December 31		Year Ended December 31
($ millions)	2008	2007	2008	2007
Standard Lines	$712	$743	$3,054	$3,267
Specialty Lines	852	887	3,435	3,506
Total P&C Operations	$1,564	$1,630	$6,489	$6,773

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended December 31		Year Ended December 31
	2008	2007	2008	2007
Standard Lines	57.9%	71.2%	75.4%	67.4%
Specialty Lines	59.2%	63.0%	61.9%	62.8%
Total P&C Operations	58.6%	67.0%	68.2%	65.1%
Total P&C Companies (a)	74.0%	79.8%	78.7%	77.7%
Property & Casualty Calendar Year Combined Ratios

	Three Months Ended December 31		Year Ended December 31
	2008	2007	2008	2007
Standard Lines	90.9%	105.4%	107.0%	100.1%
Specialty Lines	87.5%	91.1%	90.1%	89.7%
Total P&C Operations	89.1%	98.0%	98.0%	94.8%
Total P&C Companies (a)	105.2%	111.2%	109.0%	107.9%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life & Group Non-Core and Corporate & Other Non-Core, including CNA Re and asbestos and environmental pollution exposures.
Standard Lines Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended December 31		Year Ended December 31
	2008	2007	2008	2007
Combined ratio excluding the effect of catastrophe impacts and development-related items	99.4%	105.8%	98.8%	100.6%
Effect of catastrophe impacts	0.7	2.5	11.4	2.2
Effect of development-related items	(9.2)	(2.9)	(3.2)	(2.7)
Combined ratio	90.9%	105.4%	107.0%	100.1%
Specialty Lines Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended December 31		Year Ended December 31
	2008	2007	2008	2007
Combined ratio excluding the effect of catastrophe impacts and development-related items	101.0%	93.4%	95.0%	90.6%
Effect of catastrophe impacts	0.5	0.3	0.5	0.1
Effect of development-related items	(14.0)	(2.6)	(5.4)	(1.0)
Combined ratio	87.5%	91.1%	90.1%	89.7%
Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended December 31		Year Ended December 31
	2008	2007	2008	2007
Combined ratio excluding the effect of catastrophe impacts and development-related items	100.3%	99.3%	96.7%	95.5%
Effect of catastrophe impacts	0.6	1.4	5.7	1.1
Effect of development-related items	(11.8)	(2.7)	(4.4)	(1.8)
Combined ratio	89.1%	98.0%	98.0%	94.8%

Business Operating Highlights
Standard Lines works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services primarily to small, middle-market and large businesses and organizations domestically.
•	Net written premiums decreased $31 million for the fourth quarter of 2008 as compared with the same period in 2007. Standard Lines averaged rate decreases of 3% for the fourth quarter of 2008, as compared to decreases of 5% for the fourth quarter of 2007 for the contracts that renewed during those periods. Retention rates of 85% and 80% were achieved for those contracts that were available for renewal in each period.

•	Net operating results decreased $69 million for the fourth quarter of 2008 as compared with the same period in 2007. This decrease was primarily driven by lower net investment income.

•	Net results for the fourth quarter of 2008 decreased $200 million as compared with the same period in 2007. This decline was primarily attributable to higher net realized investment losses and decreased net operating results.
Specialty Lines provides professional, financial and specialty property and casualty products and services, both domestically and abroad, through a network of brokers, managing general underwriters and independent agencies.
•	Net written premiums decreased $35 million for the fourth quarter of 2008 as compared with the same period in 2007. Specialty Lines averaged rate decreases of 3% for the fourth quarter of 2008, as compared to decreases of 5% for the fourth quarter of 2007 for the contracts that renewed during those periods. Retention rates of 85% and 82% were achieved for those contracts that were available for renewal in each period.

•	Net operating income decreased $77 million for the fourth quarter of 2008 as compared with the same period in 2007, primarily driven by lower net investment income and decreased current accident year underwriting results. These unfavorable results were partially offset by increased favorable net prior year development.

•	Net results decreased $151 million for the fourth quarter of 2008 as compared with the same period in 2007. This decline was primarily attributable to decreased net operating results and higher net realized investment losses.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.
•	Net loss for the fourth quarter of 2008 increased $30 million as compared with the same period in 2007. This increase was primarily attributable to adverse investment performance on a portion of our pension deposit business and higher net realized investment losses. Certain of the separate account investment contracts related to our pension deposit business guarantee principal and a minimum rate of interest, for which we recorded additional policyholder reserves during the fourth quarter due to the performance of the supporting assets.

Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business primarily in run-off, including CNA Re. This segment also includes the results related to the centralized adjusting and settlement of asbestos and environmental pollution.
•	Net loss for the fourth quarter of 2008 increased $116 million as compared with the same period in 2007. The decline in results was primarily due to increased net realized losses and decreased net investment income.
About the Company
Serving businesses and professionals since 1897, CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered trade mark of CNA Financial Corporation.

Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 277-7114, or for international callers, (913) 981-5578. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through February 16, 2009 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 7486232. The replay will also be available on CNA’s website. Financial supplement information related to the fourth quarter and full-year results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer to CNA’s filings with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
# # #